UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 2, 2020

LANDSTAR SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	021238	06-1313069
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13410 Sutton Park Drive South, Jacksonville, Florida	32224
(Address of principal executive offices)	(Zip Code)

(904) 398-9400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LSTR	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement

On November 2, 2020, Landstar System, Inc. (the “Company”) entered into a letter agreement (the “Letter Agreement”) with L. Kevin Stout, its Vice President and Chief Financial Officer, providing for certain changes in Mr. Stout’s title, duties and compensation as an employee of the Company.

Effective as of the date of the Letter Agreement, Mr. Stout ceased to serve as the Vice President and Chief Financial Officer and as an executive officer of the Company and will instead serve as Special Advisor to the President and Chief Executive Officer. The terms of Mr. Stout’s employment under the Letter Agreement is anticipated to expire on December 31, 2021.

Under the Letter Agreement, Mr. Stout’s salary will be reduced to $120,000 on an annualized basis. In lieu of a bonus under the Company’s incentive compensation plan for fiscal year 2020, Mr. Stout will be eligible for a payment of $150,000 on or around February 1, 2021, subject to the discretion of the Compensation Committee of the Company’s Board of Directors. Mr. Stout will not be eligible for a bonus in his new position for fiscal year 2021.

Under the Letter Agreement, Mr. Stout’s Key Executive Employment Protection Agreement will be terminated as of the close of business on November 2, 2020.

Under the Letter Agreement, Mr. Stout has also agreed that during the period of his continued employment with the Company and thereafter until the earlier of December 31, 2023 and two years from the date of his termination of employment with the Company, Mr. Stout shall not seek, solicit or enter into, directly or indirectly, any employment, consulting or other similar arrangement of any kind with any competitor or vendor of the Company, including service as a member of the board of directors of any such company, without the prior written consent of the President and Chief Executive Officer of the Company, which consent shall not be unreasonably withheld.

This summary of the Letter Agreement is not intended to be complete and is qualified in its entirety by the Letter Agreement, a copy of which is attached hereto as Exhibit 10.1.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On November 2, 2020, the Company announced that L. Kevin Stout, Vice President and Chief Financial Officer of the Company, will step down from his current position effective immediately, to serve as Special Advisor to the Chief Executive Officer of the Company until the anticipated end of his employment with the Company in December 2021.

James B. Gattoni, President and Chief Executive Officer of the Company (and previously Chief Financial Officer of the Company from 2007 to 2014), will serve as principal financial officer of the Company until a successor to Mr. Stout is named.

Item 9.01	Financial Statements and Exhibits

Exhibits

10.1	Letter Agreement, dated November 2, 2020, by and between Landstar System, Inc. and L. Kevin Stout

104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDSTAR SYSTEM, INC.

Date: November 2, 2020	By:	/s/ James B. Gattoni
	Name:	James B. Gattoni
	Title:	President and Chief Executive Officer